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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "General Information - Auditors" and to the incorporation by reference of our reports with respect to Special Equities Portfolio and Special Equities II dated January 20, 1997, in the Registration Statement of Skyline Funds on Form N-1A filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 23 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-11755) and in this Amendment No. 25 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5022).



                                        /s/ Ernst & Young LLP

Chicago, Illinois
August 29, 1997